                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 10, 1999

                              ROBBINS & MYERS, INC.
             (Exact name of Registrant as specified in its charter)

              Ohio                         0-288                     31-0424220
--------------------------------------------------------------------------------
(State or other jurisdiction of         (Commission               (IRS Employer
incorporation or organization)          File Number)        Identification No.)


  1400 Kettering Tower, Dayton, OH                                       45423
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip code)

                                  937-222-2610
                                  ------------
               (Registrant's telephone number including area code)

                                 Not applicable
                                 --------------
         (Former name and former address, if changed since last report)

ITEM 5.  OTHER EVENTS

On February 10, 1999, Robbins & Myers, Inc., issued the following press release:

                                 ROBBINS & MYERS
                           ANTICIPATES LOWER EARNINGS,
                             ANNOUNCES PLANT CLOSING

DAYTON, OH, February 10, 1999 . . . . Robbins & Myers, Inc. announced that it anticipates second quarter earnings could be as much as 30 percent below consensus analysts estimates prior to a $5 million charge primarily for a plant closing and relocation. The Company will release second quarter results March 17, 1999.

Principal factors adversely affecting second quarter results are a significant softening in the specialty chemicals and pharmaceutical markets, the ongoing capital spending reduction in the oil and gas sector due to depressed oil prices, the current work stoppage at the Company's Moyno Industrial Products facility in Springfield, Ohio and the impact of the devaluation of the Brazilian real.

Gerald L. Connelly, President and Chief Executive Officer, said, "The major downturn in our primary end markets coupled with one-time events, such as the work stoppage, will make it difficult to achieve expectations. The Company is experiencing a similar, depressed market environment faced by most manufacturers today." Connelly stated, "Continued softness in the specialty chemicals and pharmaceutical markets and the prospect for no near-term improvement in oil prices will also impact current fiscal year earnings estimates by as much as 20 percent, in addition, to the effect of the one-time charge."

Connelly further stated, "In light of this outlook, the Company has initiated the following:

         a) Current cost reduction efforts will be intensified to correspond to the reduced revenue levels,

         b) Cash flow will be emphasized with programs to reduce working capital and a 25 percent reduction in budgeted capital expenditures,

         c) Aggressive new product introductions and strategic acquisitions will continue thus positioning the Company for future growth,

         d) Consolidation of manufacturing operations in the Company's Energy Systems business unit will result in the closing of the Fairfield, California facility and relocation of operations to the Houston, Texas area."

The Company announced that a one-time charge of $5 million due primarily to the Fairfield relocation will occur in the second quarter. In addition, there will be ongoing expenses of roughly $1.5 million over the next three quarters related to the closing.

Connelly concluded, "The Company is in a difficult period. However, the actions undertaken and the continuing focus on the future will enhance our long-term performance."

Robbins & Myers, Inc. is an international manufacturer and marketer of superior quality fluids management products and systems serving the process industries: specialty chemicals, pharmaceutical, oil and gas exploration, production and pipeline, wastewater treatment, food and beverage, and pulp and paper. Headquartered in Dayton, Ohio, the Company has facilities in the United States, Canada, Europe, Brazil, Mexico, Singapore and joint ventures in China, India and Taiwan.

In addition to historical information, this news release contains forward-looking statements and performance trends which are subject to certain risks and uncertainties that could cause actual results to differ materially from these statements and trends. Such factors include, but are not limited to, a significant decline in capital expenditures in the specialty chemicals and pharmaceutical industries, a major decline in oil and gas prices, foreign exchange rate fluctuations, continued availability of acceptable acquisition candidates, and general economic conditions that can affect demand in the process industries.

The Company's common stock trades on the New York Stock Exchange under the symbol RBN.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Robbins & Myers, Inc.

Date:  February 18, 1999            By:    /s/ Kevin J. Brown
       -----------------                   ------------------------------------
                                           Kevin J. Brown, Corporate Controller
                                           And Chief Accounting Officer